    As filed with the Securities and Exchange Commission on January 13, 1997
                         Registration No. 333-_________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                              CMC INDUSTRIES, INC.
               (Exact name of issuer as specified in its charter)


        Delaware                                           62-1434910
(State of incorporation)                       (IRS Employer Identification No.)

                            4950 Patrick Henry Drive
                          Santa Clara, California 95054
                    (Address of principal executive offices)

                     1990 EQUITY INCENTIVE PLAN, AS AMENDED

                        1996 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)


                                Matthew G. Landa
                      President and Chief Executive Officer
                              CMC Industries, Inc.
                            4950 Patrick Henry Drive
                          Santa Clara, California 95054
                     (Name and address of agent for service)

                                 (408) 982-9999
          (Telephone number, including area code, of agent for service)


                                    Copy to:

                             Martin W. Korman, Esq.
                        WILSON SONSINI GOODRICH & ROSATI
                            Professional Corporation
                               650 Page Mill Road
                        Palo Alto, California 94304-1050


                         CALCULATION OF REGISTRATION FEE

                                                                      Proposed            Proposed
                                                                       Maximum              Maximum              Amount of
       Title of Securities                      Amount to be        Offering Price         Aggregate           Registration
        to be Registered                         Registered           Per Share         Offering Price              Fee
        ----------------                         ----------           ---------         --------------              ---
Common Stock, par value
 $0.01 per share, to be issued
 under the 1996 Employee Stock                     488,197            $8.075(1)         $3,942,190.78(1)         $1,194.60
 Purchase Plan

Common Stock, par value                          1,842,565(+)         $9.50(2)         $17,504,367.50(2)         $5,304.35
 $0.01 per share, to be issued
 under the 1990 Equity Incentive Plan

         (1) Estimated in accordance with Rules 457(c) and 457(h) solely for the purpose of calculating the registration fee on the basis of $8.075, or 85% of the average of the high and low sales prices of the Company's Common Stock on the Nasdaq National Market on January 9, 1997.

         (2) Estimated in accordance with Rules 457(c) and 457(h) solely for the purpose of calculating the registration fee on the basis of $9.50 per share, the average of the high and low sales prices of the Company's Common Stock on the Nasdaq National Market on January 9, 1997.

         + Calculated under the assumption that the maximum number of shares issuable each year under the plan's "evergreen" provision (five percent of the Company's Common Stock outstanding on the last day of the immediately preceding year) was so issued, and that the Company issues no other additional Common Stock.

                              CMC INDUSTRIES, INC.
                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

         INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (CMC Industries, Inc. is sometimes referred to herein as the "Company"):

                  (a) The Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1996, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act");

                  (b) The Company's Quarterly Report on Form 10-Q for the fiscal period ended October 31, 1996, filed pursuant to Section 13 of the 1934 Act;

                  (c) The Company's Proxy Statement dated November 15, 1996 relating to the Company's 1996 Annual Meeting of Shareholders; and

                  (d) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed November 20, 1993 pursuant to Section 12(b) of the 1934 Act.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Inapplicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Inapplicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. The Company's Bylaws provide for the indemnification of its directors, officers, employees and other agents to the maximum extent permitted by Delaware General Corporation Law, and the Company has entered into agreements with its officers, directors and certain key employees implementing such indemnification.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Inapplicable.

ITEM 8.  EXHIBITS

         Exhibit
         Number                    Description
         ------                    -----------

         4.1(1)          1990 Equity Incentive Plan, as amended.

         4.2(1)          1996 Employee Stock Purchase Plan.

         5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

         23.1            Consent of Independent Accountants.

         23.2            Consent of Counsel (contained in Exhibit 5.1).

         24.1            Power of Attorney (see page II-4).

--------

(1) Incorporated by reference to by the Company's Proxy Statement dated November 15, 1996 relating to the Company's 1996 Annual Meeting of Shareholders.

ITEM 9.  UNDERTAKINGS

         A.  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the Delaware General Corporation Law, the Certificate of Incorporation of the Company, the Bylaws of the Company, indemnification agreements entered into between the Company and its officers and directors or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company in successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant, CMC Industries, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 13th day of January, 1997.

                                       CMC INDUSTRIES, INC.

                                       By: /s/ Matthew G. Landa
                                          -----------------------------------
                                          Matthew G. Landa
                                          President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Matthew G. Landa and Andrew J. Moley, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


           Signature                                             Title                                 Date
           ---------                                             -----                                 ----
 /s/ Matthew G. Landa                           President, Chief Executive Officer                   January 13, 1997
-----------------------------------             and Director (Principal Executive
     Matthew G. Landa                           Officer)

 /s/ Andrew J. Moley                            Executive Vice President, Chief                      January 13, 1997
-----------------------------------             Financial Officer and Director
     Andrew J. Moley                            (Principal Financial and Accounting
                                                Officer)

-----------------------------------             Chairman of the Board
     David S. Lee

/s/ Ira Coron
-----------------------------------             Director                                             January 13, 1997
    Ira Coron

-----------------------------------             Director
    Frederick W. Gibbs

/s/ Charles Holloway
-----------------------------------             Director                                             January 13, 1997
    Charles Holloway


                                INDEX TO EXHIBITS



                                                                                                       Sequentially
Exhibit                                                                                                  Numbered
Number                                      Description                                                    Page
------                                      -----------                                                    ----
4.1(1)          1990 Equity Incentive Plan, as amended................................................
4.2(1)          1996 Employee Stock Purchase Plan.....................................................
5.1             Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                Corporation...........................................................................
23.1            Consent of Independent Accountants ...................................................
23.2            Consent of Counsel (contained in Exhibit 5.1).........................................
24.1            Power of Attorney (see Page II-4 of Registration Statement)...........................


--------

(1) Incorporated by reference to by the Company's Proxy Statement dated November 15, 1996 relating to the Company's 1996 Annual Meeting of Shareholders.